UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019 (November 14, 2019)
___________________

HOLLYFRONTIER CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-03876		75-1056913
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HFC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2019, George J. Damiris, Chief Executive Officer, President and Director of HollyFrontier Corporation (the “Corporation”) notified the Board of Directors of the Corporation (the “Board”) that he will retire from all officer and director positions at the Corporation and its subsidiaries effective December 31, 2019. In connection with his retirement, the Board approved the vesting of any of Mr. Damiris’s equity awards that remain unvested as of December 31, 2019, with the outstanding performance units vesting at target. In addition, Mr. Damiris will receive one year’s salary of $1,300,000 and one year of COBRA coverage in connection with his retirement. In connection with his retirement, Mr. Damiris’s change in control agreement with the Corporation will terminate on his retirement date.

As a result of Mr. Damiris’s retirement, the Board appointed Michael C. Jennings, 54, as Chief Executive Officer and President of the Corporation effective January 1, 2020. From November 2019 until December 31, 2019, Mr. Jennings will serve as Executive Vice President of the Corporation. Mr. Jennings has served as a director of the Corporation since July 2011. Mr. Jennings served as Chairman of the Board of the Corporation from January 2017 to February 2019 and January 2013 to January 2016, as Executive Chairman of the Corporation from January 2016 until January 2017 and as the Chief Executive Officer and President of the Corporation from the merger of Holly Corporation (“Holly”) and Frontier Oil Corporation (“Frontier”) in July 2011 until January 2016. Mr. Jennings was also appointed as Chief Executive Officer of Holly Logistic Services, L.L.C. (“HLS”), the general partner of the general partner of Holly Energy Partners, L.P., effective January 1, 2020. Mr. Jennings served as Chief Executive Officer of HLS from January 2014 to November 2016 and as President of HLS from October 2015 to February 2016. Mr. Jennings previously served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011 and as the Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009. Mr. Jennings currently serves as Chairman of the Board of HLS, having served as a director of HLS since October 2011, and as a director of FTS International, Inc. since January 2019. Mr. Jennings served as Chairman of the board of directors of Frontier from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011. He also served as a director of ION Geophysical Corporation from December 2010 until February 2019.

Item 7.01    Regulation FD Disclosure

On November 15, 2019, the Corporation issued a press release announcing the management changes. A copy of the Corporation’s press release is attached hereto at Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

99.1         Press Release dated November 15, 2019.*

104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLYFRONTIER CORPORATION

By:    /s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and
Chief Financial Officer

Date: November 15, 2019